UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      January 19, 2016

Bar Harbor Bankshares

(Exact Name of Registrant as Specified in Its Charter)

Maine

(State or Other Jurisdiction of Incorporation)

001-13349

01-0393663

(Commission File Number)

(IRS Employer Identification No.)

               P.O. Box 400

Main Street, Bar Harbor, ME

04609-0400

(Address of Principal Executive Offices)

(Zip Code)

(207) 288-3314

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events Item 9.01 Financial Statements and Exhibits	Page 1 Page 1
Signatures Exhibit Index	Page 1 Page 2

ITEM 8.01

OTHER EVENTS

Bar Harbor Bankshares (NYSE MKT: BHB) (the “Company”) issued a press release on January 19, 2016 announcing that the Company’s Board of Directors declared at its meeting held on January 19, 2016, a quarterly cash dividend of 26.5 cents per share of common stock, representing an increase of 0.5 cents, or 1.9% compared with the prior quarter, and an increase of 2.0 cents or 8.2% compared with the first quarter of 2015. The dividend will be payable to all shareholders of record as of the close of business February 12, 2016 and will be paid on March 15, 2016. A copy of the Company’s press release is filed with this current report as an exhibit.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

      Exhibits No. Description

a.1

Copy of Company’s press release dated January 19, 2016 filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 19, 2016

BAR HARBOR BANKSHARES

/s/ Gerald Shencavitz

Gerald Shencavitz

EVP & Chief Financial Officer

EXHIBIT INDEX

99.1   Press Release dated January 19, 2016